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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement to be filed on or about September 28, 1998 and related Prospectus of CMC Securities Corporation IV for the registration of $1,000,000 in securities and to the incorporation by reference therein of our report dated January 21, 1998, with respect to the financial statements of CMC Securities Corporation IV incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                            Ernst & Young LLP

Dallas, Texas
September 25, 1998